Exhibit 14.2


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form N-14 of Intermediate Municipal Trust of our report dated July 12, 1996, included in the Federated Ohio Intermediate Municipal Trust Prospectus dated July 31, 1996, and to all references to our firm included in this registration statement.



By:/s/ARTHUR ANDERSEN LLP
   Arthur Andersen LLP
Pittsburgh, Pennsylvania
March 31, 1997